Exhibit 10.10

Cloud Hosting Service Agreement

THIS AGREEMENT is made on 1 April 2022

BETWEEN

GLOBAL ENGINE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room A, 8/F, Reason Group Tower, 403 Castle Peak Road, Kwai Chung, New Territories, Hong Kong (“GEL”); AND

NEXSEN LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room 5, 10/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong (“NEXSEN”).

WHEREAS

GEL has been awarded by Datacube Research Centre Limited (DAC”) for the “Cloud Hosting Service”.

Nexsen agrees to provide GEL with the services as described in Schedule 1 under this Agreement, subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement, unless explicitly stated as otherwise, the expressions listed below shall have the following meanings:

(a)	“Fees” means the fees as specified in Schedule 1 payable by GEL from time to time to NEXSEN for provision of the Services;

(b)	“HKIAC” is as defined in Clause 15.2;

(c)	“Services” means the services as detailed in Schedule 1; and

(d)	“Term” means the term as specified in Schedule 1;

1.2	Where the context permits, words in the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3	The headings to the provisions of this Agreement are for ease of reference only and shall not affect the interpretation or construction of them.

1.4	References to clauses, schedules and annexes are, unless otherwise stated, to clauses, schedules and annexes of and to this Agreement which together form an integral part of this Agreement.

2.	PROVISION OF SERVICES

2.1	In consideration of GEL paying the Fees to NEXSEN in the manner described in Clause 3, NEXSEN agrees to provide the Services to GEL subject to the terms and conditions herein and in Schedule 1.

2.2	GEL and NEXSEN shall cooperate in good faith in all matters relating to the provision of Services including but not limited to obtaining all consents, licences or approvals necessary for NEXSEN to fulfil its obligations hereunder.

2.3	GEL shall not interfere negligently or wilfully with the performance of the Services by NEXSEN and NEXSEN may assign, subcontract or delegate any rights, duties, obligations or liabilities under this Agreement to any third parties without the consent of GEL.

2.4	NEXSEN shall be entitled to deploy resources of all forms or manners as necessary for the performance of the Services under this Agreement. GEL is required to provide all necessary actions and assistance, including but not limited to furnishing documents, preparing & signing agreements & documents, providing confirmation, acceptance & endorsement of all relevant matters, to be performed and completed by GEL within a reasonably short period of time as requested by NEXSEN for NEXSEN to fulfil its obligations under this Agreement.

3.	PAYMENT

3.1	GEL shall pay the Fees to NEXSEN for provision of the Services in the manner set out in Schedule 1. NEXSEN shall not be responsible for all unforeseeable costs, tax, charges and expenses incurred for and in connection with the provision of the Services by NEXSEN except as expressly provided otherwise in this Agreement or approved in advance in writing by NEXSEN.

3.2	All payment shall be made within thirty (30) days from the date of invoices issued by NEXSEN to GEL.

4.	TERMINATION

4.1	If any party proposes to terminate this Agreement or part of services hereunder in advance due to its own reason and without any statutory or contractual basis, it shall notify the other party of such termination in writing at least 30 days before the termination date.

4.2	The expiration or termination of this Agreement for whatever cause shall be without prejudice to any pre-existing and/or accrued rights and obligations of the parties hereunder.

4.3	If for any reason the contract between DAC and the GEL is terminated, this Agreement shall also terminate at the same time.

4.4	Clauses 5, 6, 7, 10, 11, 12, 13 and 15 and those terms which by their nature should survive termination shall continue to apply after expiration or termination of this Agreement for whatever reason.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Each party represents and warrants that it has the authority necessary to enter into this Agreement and to do all things necessary to procure the fulfilment of its obligations in terms of this Agreement.

5.2	NEXSEN represents, warrants and undertakes that the services will be duly performed and completed in a diligent, professional and business-like manner.

6.	LIMITATION OF LIABILITY

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR FOR ANY LOSS OF REVENUE, DATA, OR PROFITS, AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE WARRANTIES AND REMEDIES PROVIDED HEREUNDER. THIS LIMITATION OF LIABILITY WILL APPLY WHETHER OR NOT THE OTHER PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.	CONFIDENTIALITY

7.1	The parties agree to keep and procure to be kept secret and confidential any and all written and/or oral information of any kind relating to the terms of this Agreement and the business of the other party obtained from the other party pursuant to this Agreement or prior to it and to disclose the same only to those of its employees or contractors directly involved with the services and only to the extent necessary for each of them to perform his duties under this Agreement. The parties shall impose the above obligation on these persons.

7.2	The foregoing obligations shall not apply, however, to any part of such information which:

a)	was already in the public domain or which becomes so through no fault of the receiving party;

b)	was already known to the receiving party prior to receipt thereof; or

c)	was disclosed to the receiving party by a third party owing no duty of confidentiality towards the disclosing party in respect thereof.

7.3	Subject to the provisions in Clause 7.2 above, these obligations of confidentiality shall survive the expiration or termination of this Agreement.

8.	ASSIGNMENT

8.1	Neither party shall assign or otherwise transfer its interest in this Agreement or its rights and obligations hereunder whether in whole or in part without the prior written consent of the other, except in circumstances of corporate succession by merger, consolidation, or other corporate reorganisation in relation to either party’s business.

9.	ENTIRE AGREEMENT

9.1	The parties hereto declare that this Agreement comprises the complete and exclusive agreement between them which supersedes all previous understandings, negotiations and proposals, whether oral or in writing. In case of any inconsistency, conflict with or ambiguity of any terms and conditions which are incorporated by reference, the terms and conditions of this Agreement shall prevail.

9.2	Save as expressly provided, no alteration, modification, amendment, waiver, consent or discharge shall be binding upon either party unless in writing and signed by both parties.

10.	NOTICES

10.1	Any notice required to be given under this Agreement shall be in writing and shall be sent to the address of the party as specified in this Agreement or such other address as that party shall designate by notice given in accordance with the provisions of this Clause from time to time. Any such notice shall be delivered by hand or by registered prepaid post and shall be deemed to have been served if delivered by hand upon signed receipt by the appointed representative of either party for the time being or if by post 48 hours after the day of posting.

11.	LEGAL RELATIONSHIP

11.1	Nothing herein shall create or imply any employment, principal-agent, joint venture or partnership relationship between GEL on the one hand, and NEXSEN on the other.

11.2	Either party acknowledges that it is not part of the other party’s organisation and shall have no authority to commit or to bind the other party in any way in connection with the business, affairs or otherwise of the other party.

12.	SEVERABILITY

12.1	In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

13.	WAIVER

13.1	No failure or delay on the part of any party to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by a party of any right, power or remedy. The rights, powers and remedies provided herein are cumulative and are not exclusive of any rights, powers or remedies at law.

14.	CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE

14.1	The parties do not intend any term of this Agreement to be enforceable by any person who is not a party to this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623), and the parties agree that this Agreement shall be excluded from the application of the Contracts (Rights of Third Parties) Ordinance (Cap 623).

15.	APPLICABLE LAW AND DISPUTE RESOLUTION

15.1	This Agreement shall be governed by, construed and enforced in accordance with the laws of Hong Kong SAR and the parties hereto agree to be subject to the non-exclusive jurisdiction of the courts of Hong Kong SAR.

15.2	Notwithstanding Clause 15.1, a complaining party shall have the option to refer any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, to arbitration in Hong Kong at the Hong Kong International Arbitration Centre (“HKIAC”) with three (3) arbitrators in accordance with the HKIAC Rules in force. Each party shall select one (1) arbitrator and the two (2) arbitrators shall select the third neutral arbitrator who shall be the Chairman of the arbitration panel. The language to be used in the arbitral proceedings shall be English.

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IN WITNESS WHEREOF this Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)
FOR AND ON BEHALF OF	)
GLOBAL ENGINE LIMITED	)
in the presence of:-)
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SIGNED BY	)
FOR AND ON BEHALF OF	)
NEXSEN LIMITED	)
in the presence of:-)
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SCHEDULE 1

Part 1 - The Service

Managed Cloud Hosting Service (Infrastructure as a Service)

●	Cloud computing platform built with enterprise-grade hardware and software
●	Redundant power, system and network design
●	High Availability protection included (fast server auto-restart after hardware failure)
●	VLAN implementation with vShield Edge setup
●	Real-time Bandwidth Utilization Report (MRTG) on request basis

Setup Service (if any) includes:

●	Domain Name Hosting (if any)
●	VLAN implementation with vShield Edge setup
●	Real-time Bandwidth Utilization Report (MRTG)
●	Virtual Data Centre(s) setup

Recurrent Service: Cloud hosting service at Hong Kong includes:

●	vDC (virtual data centre)
●	Internet Bandwidth Packages
●	vFirewall Service (HK)
●	DR site (powered by VMware vCAv)

The Technical Details of the Service are included in Schedule 2.

Part 2 – Term, Fees and Payment Schedule

1.	Term: From 1 April 2022 to 31 March 2024 (both days inclusive) unless terminated early pursuant to the terms and conditions of this Agreement.

2.	Fees:

GEL shall pay service fees HK$540,000.00 per month. The service fee totalling HK$12,960,000.00 shall be paid as set out in the schedule below. For the avoidance of doubt, any services performed by NEXSEN not within the specified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall incur extra fees and costs payable by GEL in the manner as determined by NEXSEN.

2.	Payment Schedule:

Payment	Fee (HK$)
Upon signing of this Agreement	$3,240,000
By end of June 2022	$3,240,000
By end of September 2022	$3,240,000
By end of December 2022	$3,240,000
Total	$12,960,000

Sch 1-1

SCHEDULE 2 – Technical Details

Cloud Server Service

●	vCPU x 36 (VM x 12)
●	1TB vRAM
●	vStorage+: 300 GB
●	vShield Edge
●	vLAN x 8
●	1000GVHDDPLUS x 20

Sch 2-1